UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)          February 7, 2005

CEA ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50531	20-0308891

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Kennedy Boulevard, Suite 3300, Tampa, Florida	33602

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (813) 226-8844

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURE

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Effective as of February 7, 2005, CEA Acquisition Corporation appointed Peter Collins as a “Public Director” (as defined in NASD Conduct Rule 2720).

     Peter Collins, 36 years old, co-founded Community Reinvestment Partners, LP, a Florida-based private real estate investment partnership focused on acquiring and developing income-producing commercial real estate in low to moderate-income communities, in October 2002. Since its founding, he has been the president of Community Reinvestment Partners. From December 1997 to October 2002, Mr. Collins was a partner with the private equity firm Rock Creek Capital. From December 1997 to May 2002, Mr. Collins served as a manager with the Florida State Board of Administration (Florida’s Public Pension Fund). Prior to serving with the Florida State Board of Administration, Mr. Collins served four years as chief of staff to Florida State Senator Charles Williams. Since December 2004, Mr. Collins has served as a director of Digital Lightwave, Inc., a Nasdaq National Market System listed provider of products and technology used to develop, install, maintain, monitor and manage fiber-optic communication networks. He is also a board member of The Jim Moran Institute for Global Entrepreneurship at Florida State University, The Florida Research Consortium (Gubernatorial Appointment), The Florida State University MBA Advisory Committee and the Association for Corporate Growth (Jacksonville Chapter). Mr. Collins received a B.S. from the Florida State University College of Business and an M.B.A. from the Florida State University Graduate School of Business.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEA ACQUISITION CORPORATION
By:	/s/ Brad Gordon
Brad Gordon
Chief Financial Officer

Date: February 7, 2005